Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Confidential Submission Registration Statement on Form S-1 of Taggares Agriculture Corp. of our report dated February 24, 2014, on our audits of the financial statements of Snake River Vineyards, J.V. as of and for the years ended November 30, 2013 and 2012. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-1.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

February 24, 2014